Rover Reports Third Quarter 2022 Financial Results
•Revenue increased to $50.9 million, up 45% year-over-year
•Gross booking value of $213.7 million, up 36% year-over-year
•Total bookings of 1.5 million, up 18% year-over-year
SEATTLE, November 7, 2022 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the quarter ended September 30, 2022.
"We reported a strong third quarter, with revenue growth of 45% year-over-year, and gross booking value up 36% year-over-year,” said Rover co-founder and CEO, Aaron Easterly. "Continued trends to record LTVs, rapid expansion in our international markets, and notable progress towards our long-term customer acquisition goals punctuated the quarter. Looking ahead, we will continue to balance the top line and profitability, with a focus on expanding both. As a result of our third quarter performance and our confidence in the remainder of the year, we are raising our full year 2022 guidance.”
Third Quarter 2022 Highlights:
•Revenue increased 45% to $50.9 million, compared to $35.2 million in Q3 2021.
•GBV grew 36% to $213.7 million, compared to $157.1 million in Q3 2021.
•Total Bookings increased 18% to 1.5 million, compared to 1.3 million in Q3 2021. New bookings increased 3% to 267,000, compared to 259,000. Repeat bookings increased 22% to 1.2 million, compared to 1.0 million.
•GAAP net loss and net loss margin was $15.5 million and 30%, compared to a GAAP net loss and net loss margin of $84.5 million and 239% in Q3 2021.
•Adjusted EBITDA and Adjusted EBITDA margin was $10.2 million and 20%, compared to $6.6 million and 19% in Q3 2021.
Fourth Quarter and Updated Full Year 2022 Guidance
Fourth Quarter 2022
•Revenue
◦Rover anticipates revenue in the range of $49 - $51 million.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $6 - $8 million.
Full Year 2022
•Revenue
◦Rover anticipates revenue in the range of $171 - $173 million, a year-over-year increase of 57% at the midpoint of the projected range.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $16 - $18 million.
Both the low and high ends of revenue guidance continue to assume the full year impact related to Omicron and the recent macroeconomic headwinds, inclusive of elevated cancellation rates. The high end of guidance assumes cancellation rates remain steady from September, though seasonally adjusted for the remainder of the year, while the low end assumes higher cancellation rates and lower booking demand.

The change in the Adjusted EBITDA guidance reflects the increase in revenue guidance and anticipated continued ramp in marketing investment.
Subsequent events
As disclosed in a Form 8-K filed on October 21, 2022, Rover entered into a binding settlement term sheet with the named plaintiff in the case captioned Melanie Sportsman v. A Place for Rover, Inc. The term sheet provides that Rover will make a total payment of $18.0 million in full and final settlement of all claims that the named plaintiff and members of a proposed settlement class are bringing or could bring in the litigation, including claims under California’s Private Attorney General Act, the California Labor Code, and similar statutes, through the date of final approval and entry of judgment in the case. In settling the case, Rover is not admitting any wrongdoing or liability. While Rover believes it already satisfies the spirit and letter of California laws pertaining to independent contractor classification, it is reviewing its platform and operations and may make adjustments to bolster the classification of pet care providers who use the Rover platform as independent contractors under those laws. We recorded this amount under general and administrative expense in the condensed consolidated statements of operations for the quarter ended September 30, 2022 and within accrued expenses and other current liabilities on the condensed consolidated balance sheets as of September 30, 2022.
About Rover
Founded in 2011 and based in Seattle, Rover (Nasdaq: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Conference Call and Webcast Information
Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss its third quarter 2022 financial results and provide commentary on business performance. The conference call may be accessed by registering at the following link: https://register.vevent.com/register/BId0ada358ebbf49919863e9961a33825a. Once registered, you will be provided with a dial-in and conference ID. This call will contain forward- looking statements and other material information regarding Rover’s financial and operating results.
The live webcast and this earnings press release can be accessed from Rover’s investor relations website at https://investors.rover.com/, along with an Investor Presentation and Non-GAAP Reconciliation Supplement posted under the “News & Events-Presentations” section of the same website. A webcast replay will be available at the same website address shortly after the conclusion of the live event and will be accessible for at least 90 days.
Available Information
Rover announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, its website (www.rover.com), and its investor relations website (https://investors.rover.com). Rover uses these channels, as well as social media, including its Twitter account (@RoverDotCom), its LinkedIn account (https://www.linkedin.com/company/roverdotcom/), and its YouTube page (https://www.youtube.com/channel/UCAPW_dKc5hmvDEl8oYnJfdA), to communicate with investors and the public news and developments about Rover and other matters and in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Rover encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to, Rover’s expectations or predictions of future financial or business performance or conditions, including guidance and projections for the fourth quarter of 2022 and full year 2022, brand, market share, future growth and expansion opportunities, LTV trends, customer acquisition goals, settlement of the Melanie Sportsman v. A Place for Rover, Inc. case, potential changes to Rover's platform, and COVID recovery and macroeconomic trends. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as

"believe," "may," "will," "continue," "anticipate," "assume," or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, including developments in the COVID-19 pandemic and general macroeconomic and geopolitical conditions and the resulting impact on our business and operations, our ability to retain existing and acquire new pet parents and pet care providers, the success of our marketing strategies and investments, competition, investments in new products or offerings, our brand and reputation, and other legal and regulatory developments, including those relating to or resulting from the Sportsman case. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov and available on the investor relations page of Rover’s website. Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this release and in the attachments is as of the date hereof and is based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.
The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.
Definitions
•A booking is defined as a single arrangement between a pet parent and pet care provider, which can be for a single night or multiple nights for overnight services, or for a single walk/day/drop-in or multiple walks/days/drop-ins for daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have ever had a previous booking on Rover, inclusive of pet parents who had their first booking within the same quarter.
•Gross Booking Value, or GBV, represents the dollar value of bookings on our platform during a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes, and alterations, and is exclusive of tips and Rover's other ancillary revenue streams.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use non-GAAP financial measures in this earnings release and/or our related earnings call, including Adjusted EBITDA, Adjusted EBITDA margin, Contribution, Contribution margin, and Non-GAAP operating expenses (collectively, the “Non-GAAP Financial Measures”), each as defined below. We provide a reconciliation of the historical Non-GAAP Financial Measures to their most directly comparable historical GAAP financial measures in tabular form below. The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Non-GAAP Financial Measures have limitations as an analytical tool, which limitations are described below, and you should not consider them in isolation, or as a substitute for, GAAP financial measures.
We use the Non-GAAP Financial Measures to evaluate the health of our business, measure our operating performance, identify trends, prepare financial forecasts and make strategic decisions, including those related to operating expenses, and as a means to evaluate period-to-period comparisons. We consider the Non-GAAP Financial Measures to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
We believe that these Non-GAAP Financial Measures, when taken together with their corresponding comparable U.S. GAAP financial measure, provide meaningful supplemental information to investors as they provide a basis for period-to-

period comparisons of our business by excluding the effect of certain non-cash and cash gains, expenses, losses and variable charges that may not be indicative of our recurring core business, results of operations, or outlook. We believe these Non-GAAP Financial Measures are useful to investors because they (1) they allow for greater transparency with respect to key metrics used by management in its financial, operational and strategic decision-making and in assessing the health of our business and our operating performance, (2) are used by our institutional investors and the analyst community to help them analyze the health of our business, (3) allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors, and (4) provide a reasonable basis for comparing our ongoing results of operations and those of other companies.
Examples of the limitations of the Non-GAAP Financial Measures include:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA excludes certain restructuring and acquisition and merger-related charges, some or all of which may be settled in cash;
•Adjusted EBITDA and non-GAAP operating expenses exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business as we grow as a company and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which consists primarily of realized and unrealized gains and losses on foreign currency transactions, realized gains and losses from the change in fair value of investments and financial instruments and sales of such investment, and our share of income or loss from our investment in an early-stage service for pet parents that is complementary to our current offerings;
•Adjusted EBITDA does not reflect period-to-period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA and non-GAAP general and administrative expense exclude certain legal settlements that may reduce cash available to us;
•these measures exclude significant expenses and income that are required by GAAP to be recorded in our financial statements;
•these measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these Non-GAAP Financial Measures; and
•our calculation of these Non-GAAP Financial Measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of the Non-GAAP Financial Measures may not be directly comparable to similarly titled measures of other companies.
To compensate for these limitations, management presents the Non-GAAP Financial Measures in connection with GAAP results. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the Non-GAAP Financial Measures in conjunction with their respective related GAAP financial measures. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in our future earnings releases and filings with the SEC.
The Non-GAAP Financial Measures are not indicative of our overall results, an indicator of past or future financial performance, a financial measure of total company profitability, and are not intended to be used as a proxy for total company profitability nor imply profitability for our business. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, stock-based compensation expense, interest expense, interest income, change in fair value, net, other income (expense), net, income tax expense or benefit, and non-routine items such as investment impairment, restructuring costs, certain acquisition and merger-related costs and transaction-related expenses, and certain legal settlements. Adjusted EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA for a period divided by revenue for the same period.

We define Contribution as revenue less cost of revenue (exclusive of depreciation and amortization shown separately), adjusted to exclude amortization of internally developed software from cost of revenue (exclusive of depreciation and amortization shown separately). Contribution margin is calculated by dividing Contribution for a period by revenue for the same period.
Operating expenses are defined as operations and support expense, marketing expense, product and development expense, and general and administrative expense. We define Non-GAAP operating expenses as operating expenses excluding the non-cash expenses arising from the grant of stock-based awards, and in the case of non-GAAP general and administrative expense, excluding certain legal settlements. These non-GAAP operating expenses are also presented as a percentage of revenue, which is calculated by dividing the specific non-GAAP operating expense for a period by revenue for the same period.
Beginning with the periods covered by this release, we have redefined Adjusted EBITDA and Non-GAAP general and administrative expense to omit the impact of certain legal settlements, including the accrual for the binding settlement term sheet referred to in the section titled “—Subsequent events.” Legal settlement amounts were immaterial during the three and nine months ended September 30, 2021. We believe the adjustments described above are useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Adjusted EBITDA and non-GAAP general and administrative expense amounts.
Our fourth quarter 2022 and full year 2022 guidance also includes Adjusted EBITDA. Due to the forward-looking nature of these projections, specific quantification of the amounts that would be required to reconcile such projections to GAAP measures cannot be reasonably calculated or predicted at this time without unreasonable efforts and Rover’s management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

ROVER GROUP, INC.

Key Business Metrics
(Bookings and users in thousands, GBV dollars in millions, ABV and per-user metrics in units)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
Bookings
New Bookings	267	259	706	589
Repeat Bookings	1,234	1,008	3,406	2,397
Total Bookings	1,501	1,267	4,112	2,986
GBV	$213.7	$157.1	$580.3	$355.9
ABV(1)	$142	$124	$141	$119

Total active users(2)	718	602	1,346	1,012
GBV per user	$298	$261	$431	$352

Recognized take rate(3)	22.4%	21.0%	22.1%	21.7%
Cancellation rate(4)	14.2%	15.3%	13.8%	13.2%

(1)ABV, or average booking value, defined as GBV ÷ Total bookings.
(2)Active user defined as unique pet owner with at least one booking in period.
(3)Recognized take rate defined as (Revenue + change in Deferred revenue) ÷ GBV.
(4)Cancellation rate defined as Cancelled bookings value ÷ GBV.

ROVER GROUP, INC.

Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
Revenue	$50,864	$35,153	$122,059	$71,831
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	11,607	8,036	29,976	18,494
Operations and support	7,425	4,199	19,265	9,916
Marketing	8,686	6,403	27,044	13,532
Product development	7,100	5,033	20,380	14,586
General and administrative	30,599	8,899	53,616	21,266
Depreciation and amortization	1,561	1,873	4,432	5,572
Total costs and expenses	66,978	34,443	154,713	83,366
(Loss) income from operations	(16,114)	710	(32,654)	(11,535)
Other income (expense), net:
Interest income	1,287	19	2,084	28
Interest expense	(19)	(1,534)	(61)	(2,933)
Change in fair value of earnout liabilities	—	(71,318)	—	(71,318)
Change in fair value of derivative warrant liabilities	—	(12,261)	4,579	(12,261)
Other expense, net	(257)	(116)	(1,045)	(194)
Total other income (expense), net	1,011	(85,210)	5,557	(86,678)
Loss before income taxes and equity method investments	(15,103)	(84,500)	(27,097)	(98,213)
(Provision for) benefit from income taxes	(44)	(36)	172	280
Loss from equity method investments	(325)	—	(325)	—
Net loss	$(15,472)	$(84,536)	$(27,250)	$(97,933)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.73)	$(0.15)	$(1.64)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	182,493	116,597	181,309	59,825

ROVER GROUP, INC.

Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$65,518	$278,904
Short-term investments	169,137	—
Accounts receivable, net	49,553	26,023
Prepaid expenses and other current assets	7,937	6,113
Total current assets	292,145	311,040
Property and equipment, net	19,981	20,874
Operating lease right-of-use assets	19,396	21,495
Intangible assets, net	7,389	4,469
Goodwill	37,119	33,159
Deferred tax asset, net	1,183	1,477
Long-term investments	31,038	4,292
Other noncurrent assets	300	348
Total assets	$408,551	$397,154
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,085	$5,043
Accrued compensation and related expenses	6,469	6,600
Accrued expenses and other current liabilities	21,562	3,021
Deferred revenue	9,393	3,077
Pet parent deposits	38,844	28,269
Pet care provider liabilities	3,790	10,894
Operating lease liabilities, current portion	2,311	2,433
Total current liabilities	87,454	59,337
Operating lease liabilities, net of current portion	22,927	25,198
Derivative warrant liabilities	—	19,943
Other noncurrent liabilities	1,853	84
Total liabilities	112,234	104,562
Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of September 30, 2022 and December 31, 2021; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value, 990,000 shares authorized as of September 30, 2022 and December 31, 2021; 183,567 and 177,342 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	18	18
Additional paid-in capital	645,583	612,680
Accumulated other comprehensive (loss) income	(1,708)	220
Accumulated deficit	(347,576)	(320,326)
Total stockholders’ equity	296,317	292,592
Total liabilities and stockholders’ equity	$408,551	$397,154

ROVER GROUP, INC.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,

	2022	2021
OPERATING ACTIVITIES
Net loss	$(27,250)	$(97,933)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	14,025	3,142
Depreciation and amortization	9,634	10,815
Non-cash operating lease costs	2,065	1,490
Change in fair value of earnout liabilities	—	71,318
Change in fair value of derivative warrant liabilities	(4,579)	12,261
Net accretion of investment discounts	(523)	—
Amortization of debt issuance costs	—	695
Deferred income taxes	(225)	(309)
Loss on disposal of property and equipment	30	17
Loss from equity method investments	325	—
Changes in operating assets and liabilities:
Accounts receivable	(23,480)	(4,925)
Prepaid expenses and other current assets	(753)	(3,923)
Other noncurrent assets	(10)	(33)
Accounts payable	(373)	2,174
Accrued expenses and other current liabilities	17,799	2,069
Deferred revenue and pet parent deposits	16,807	21,658
Pet care provider liabilities	(7,104)	3,603
Operating lease liabilities	(2,358)	(1,637)
Other noncurrent liabilities	132	124
Net cash (used in) provided by operating activities	(5,838)	20,606
INVESTING ACTIVITIES
Purchases of property and equipment	(443)	(564)
Capitalization of internal-use software	(5,751)	(4,602)
Proceeds from disposal of property and equipment	2	19
Acquisition of businesses, net of cash acquired	(5,711)	—
Purchases of convertible notes	(1,310)	—
Purchases of available-for-sale securities	(252,282)	—
Maturities of available-for-sale securities	55,383	—
Net cash used in investing activities	(210,112)	(5,147)
FINANCING ACTIVITIES
Proceeds from exercise of stock options and issuance of common stock	4,972	3,339
Redemption of stock warrants	(7)	—
Taxes paid related to settlement of equity awards	(2,224)	(6,719)
Proceeds from reverse recapitalization and related financing	—	268,282
Payment of deferred transaction costs related to reverse recapitalization	—	(32,743)
Repayment of borrowings on credit facilities	—	(38,124)
Net cash provided by financing activities	2,741	194,035
Effect of exchange rate changes on cash and cash equivalents	(177)	(15)
Net (decrease) increase in cash and cash equivalents	(213,386)	209,479
Cash and cash equivalents, beginning of period	278,904	80,848
Cash and cash equivalents, end of period	$65,518	$290,327
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$45	$7
Cash paid for interest	7	2,511
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment in accounts payable and accrued liabilities	138	—
Right-of-use asset obtained in exchange for lease liabilities	16	766

Conversion of redeemable convertible preferred stock to common stock	—	290,427
Earnout liability recognized upon the closing of the reverse recapitalization	—	228,082
Derivative warrant liabilities recognized upon the closing of the reverse recapitalization	—	22,032
Reclassification of earnout liability to additional paid-in capital upon settlement	—	33,010
Reclassification of certain derivative warrant liabilities to equity upon exercise	15,356	—
Recognition of indemnity holdback liabilities upon acquisition of businesses	1,563	—
Stock-based compensation capitalized to internal-use software	773	—

ROVER GROUP, INC.

Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
Revenue	$50,864	$35,153	$122,059	$71,831
Adjusted EBITDA Reconciliation:
Net loss	$(15,472)	$(84,536)	$(27,250)	$(97,933)
Add (deduct):
Depreciation and amortization(1)	3,309	3,638	9,634	10,815
Stock-based compensation expense(2)	4,881	994	14,025	3,142
Interest expense	19	1,534	61	2,933
Interest income	(1,287)	(19)	(2,084)	(28)
Change in fair value, net(3)	—	83,579	(4,579)	83,579
Other expense, net	257	116	1,045	194
Income tax expense (benefit)	44	36	(172)	(280)
Loss from equity method investments	325	—	325	—
Acquisition and merger-related costs(4)	168	1,280	658	2,336
Legal settlements(5)	18,000	—	18,000	—
Adjusted EBITDA	$10,244	$6,622	$9,663	$4,758
Net loss margin(6)	(30%)	(239%)	(22%)	(137%)
Adjusted EBITDA margin(7)	20%	19%	8%	7%

(1)Depreciation and amortization include amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the consolidated statement of operations.
(2)Stock-based compensation expense includes equity granted to employees as well as non-employee directors.
(3)Change in fair value, net includes the mark-to-market adjustments related to the earnout and warrant liabilities.
(4)Acquisition and merger-related costs include accounting, legal, consulting and travel-related expenses incurred in connection with the merger with Caravel and other business combinations.
(5)Legal settlements includes the amount we accrued for a binding settlement term sheet executed in October 2022.
(6)Net loss margin is net loss divided by revenue.
(7)Adjusted EBITDA margin is Adjusted EBITDA divided by revenue.

ROVER GROUP, INC.

Other Non-GAAP Financial Measures Reconciliations
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2022		2021
	Amount	%	Amount	%
Revenue	$50,864	100%	$35,153	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(11,607)		(8,036)
Adjusted to exclude the following (as related to Cost of revenue (exclusive of depreciation and amortization shown separately)):
IDS amortization	1,749		1,765
Non-GAAP contribution	$41,006		$28,882
Non-GAAP contribution margin(1)	81%		82%

Operations and support expense	$7,425	15%	$4,199	12%
Less: Stock-based compensation expense	(473)	(1%)	(43)	—%
Non-GAAP operations and support expense	$6,952	14%	$4,156	12%

Marketing expense	$8,686	17%	$6,403	18%
Less: Stock-based compensation expense	(302)	(1%)	(71)	—%
Non-GAAP marketing expense	$8,384	16%	$6,332	18%

Product development expense	$7,100	14%	$5,033	14%
Less: Stock-based compensation expense	(1,293)	(3%)	(287)	—%
Non-GAAP product development expense	$5,807	11%	$4,746	14%

General and administrative expense	$30,599	60%	$8,899	25%
Less: Stock-based compensation expense	(2,813)	(6%)	(593)	(1%)
Less: Legal settlements	(18,000)	(35%)	—	—%
Non-GAAP general and administrative expense	$9,786	19%	$8,306	24%

(1)Non-GAAP Contribution Margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

	Nine Months Ended September 30,
	2022		2021
	Amount	%	Amount	%
Revenue	$122,059	100%	$71,831	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(29,976)		(18,494)
Adjusted to exclude the following (as related to Cost of revenue (exclusive of depreciation and amortization shown separately)):
IDS amortization	5,202		5,242
Non-GAAP Contribution	$97,285		$58,579
Non-GAAP Contribution margin(1)	80%		82%

Operations and support expense	$19,265	16%	$9,916	14%
Less: Stock-based compensation expense	(1,214)	(1%)	(144)	—%
Non-GAAP operations and support expense	$18,051	15%	$9,772	14%

Marketing expense	$27,044	22%	$13,532	19%
Less: Stock-based compensation expense	(858)	(1%)	(238)	—%
Non-GAAP marketing expense	$26,186	21%	$13,294	19%

Product development expense	$20,380	17%	$14,586	20%
Less: Stock-based compensation expense	(4,157)	(4%)	(981)	(1%)
Non-GAAP product development expense	$16,223	13%	$13,605	19%

General and administrative expense	$53,616	44%	$21,266	30%
Less: Stock-based compensation expense	(7,796)	(6%)	(1,779)	(3%)
Less: Legal settlements	(18,000)	(15%)	—	—%
Non-GAAP general and administrative expense	$27,820	23%	$19,487	27%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Contacts:

MEDIA
pr@rover.com
Kristin Sandberg

(360) 510-6365

INVESTORS
walter.ruddy@rover.com
Walter Ruddy
(206) 715-2369